DirectView Signs 10-Year Lease For New State-of-the-art Multipurpose Facility

DirectView Signs A 10-year Lease To Occupy 7,870 Sq. Ft. In Allen, Texas.

NEW YORK, NY - May 29, 2019 - DirectView Holdings, Inc. (DIRV), a company focused on ownership and management of leading video and security technology companies, today announced that the Company has signed a 10-year lease to occupy 7,870 square feet of space in “The Tech Center of Greenville,” to build out a new, state-of-the-art mutlipurpose facility.

Located on Greenville Avenue in the North Dallas area of Allen, Texas, The Tech Center contains three high quality office/flex buildings that are well positioned in the growing Allen business park in North Dallas. DirectView is initially occupying 7,870 square feet for offices, a call center for technical support and sales, a training center, and warehouse space for inventory and shipping, with plans to lease more space in the future. Since each space is built out per tenant request, DirectView had the opportunity to negotiate tenant improvements consisting of nearly $355,000  to build out the interior of the location. As part of the agreement, Directview has received 4 free months of rent under the 10-year lease, and DirectView anticipates moving to the location on or before September 1, 2019.

DirectView’s investment in a new multipurpose facility is anticipated to streamline its business operations and allow more room for further growth. The move comes on the heels of DirectView recording a record year of sales growth, and ApexCCTV.com, the Company’s wholly-owned subsidiary, recently reporting an increase in orders and revenue of 172% and 185%, respectively . Future plans for the space include a state-of-the-art showroom where customers can view and operate DirectView’s security, surveillance, and accesss control products. DirectView anticipates reserving further warehouse space to ensure product availability and order fulfilment space to ensure timely delivery of products.

“We have just signed a 10-year lease for a new, state-of-the-art multipurpose facility that will streamline our operations and further our growth strategy,” stated Roger Ralston, CEO and Chairman of DirectView Holdings. “The layout of the interior was strategically designed in a way that allows DirectView to ramp up its operations. The warehouse and shipping space will provide DirectView with a larger inventory of items in stock and will speed up the order fulfilment process, while the office space will be utilized in a way that provides superior sales, service, and technical support. The new facility will allow DirectView to reach the next milestone in growth, and I couldn’t be more proud of our team and our subsidiaries on their accomplishments this year.”

About DirectView Holdings, Inc.

DirectView Holdings, Inc., together with its subsidiaries, provides video surveillance solutions and teleconferencing products and services to businesses and organizations. The company operates in two divisions, Security (Video Surveillance) and Video Conferencing. The Security division offers technologies in surveillance systems providing onsite and remote video and audio surveillance, digital video recording, and services. It also sells and installs surveillance systems; and sells maintenance agreements. The company sells its products and services in the United States and internationally through direct sales force, referrals, and its Websites. The Video Conferencing division offers teleconferencing products and services that enable clients to conduct remote meetings by linking participants in geographically dispersed locations. It is involved in the sale of conferencing services based upon usage, the sale and installation of video equipment, and the sale of maintenance agreements. This division primarily provides conferencing products and services to numerous organizations ranging from law firms, banks, high tech companies and government organizations. For more information visit our website at www.DirectView.com and connect with us on Twitter, LinkedIn, Facebook, and Google+.

Contact:

DirectView Holdings, Inc.
Roger Ralston
+1-212-858-9100 EXT. 111
www.DirectView.com
IR@DirectView.com

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